                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              MapInfo Corporation
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                               [LOGO OF MAPINFO]
                                One Global View
                                 Troy, NY 12180

                                                                January 13, 1999

Dear MapInfo Stockholder:

  You are cordially invited to the annual meeting of stockholders of MapInfo Corporation, which will be held at the Company's offices at One Global View, Troy, New York on Wednesday, February 24, 1999 at 4:00 p.m. We look forward to greeting as many of our stockholders as possible.

  Details of the business to be conducted at the annual meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

  Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If you decide to attend the annual meeting, you will of course have the opportunity to vote in person.

  Our best wishes for a happy new year!

Sincerely,

/s/ Michael D. Marvin                        /s/ John C. Cavalier

Michael D. Marvin                            John C. Cavalier
Chairman                                     President and Chief Executive
                                             Officer

                              MAPINFO CORPORATION
                                ONE GLOBAL VIEW
                             TROY, NEW YORK 12180

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  TO BE HELD ON WEDNESDAY, FEBRUARY 24, 1999

  The Annual Meeting of Stockholders of MapInfo Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices at One Global View, Troy, New York on Wednesday, February 24, 1999 at 4:00 p.m., local time, to consider and act upon the following matters:

1. To elect seven directors to serve for the ensuing year.

2. To approve an amendment to the Company's 1993 Director Stock Option Plan, as described herein.

3. To approve an amendment to the Company's 1993 Employee Stock Purchase Plan, as described herein.

4. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on January 6, 1999 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          John F. Haller,
                                          Secretary

Troy, New York
January 13, 1999

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                              MAPINFO CORPORATION
                                ONE GLOBAL VIEW
                             TROY, NEW YORK 12180

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MapInfo Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, February 24, 1999 and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

  At the close of business on January 6, 1999, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"), there were outstanding and entitled to vote an aggregate of 5,712,334 shares of common stock, $0.002 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

  The Company's predecessor was incorporated in New York in 1986 ("MapInfo New York"). On November 6, 1997 MapInfo New York merged with and into the Company, then a wholly-owned subsidiary of MapInfo New York, for the sole purpose of reincorporating MapInfo New York as a Delaware corporation, and the Company succeeded to all of the rights and liabilities of MapInfo New York. All references herein to MapInfo or the Company refer to MapInfo New York for periods or events prior to November 6, 1997.

  The Company's Annual Report to Stockholders and Form 10-K for 1998 were mailed to stockholders, along with these proxy materials, on or about January 13, 1999.

VOTES REQUIRED

  The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

  Director nominees must receive a plurality of the votes cast at the Annual Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the election. The approval of the amendments to the Company's 1993 Director Stock Option Plan and 1993 Employee Stock Purchase Plan and the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year must be approved by a majority of the votes cast on the matter.

  Shares that abstain from voting as to a particular matter will not be counted as votes in favor of such matter, but will be counted as shares voting on such matter. Accordingly, an abstention from voting on a matter has the same effect as a vote against the matter. Shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, a "broker non-vote" on a matter that requires the affirmative vote of a certain percentage of the shares present and voting on the matter, such as the election of directors, the approval of the amendments to the 1993 Director Stock Option Plan and the 1993 Employee Stock Purchase Plan and the ratification of independent accountants, has no effect on the voting on such matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information, as of October 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as of October 31, 1998 as a group:

                                                      NUMBER OF
                                                        SHARES    PERCENTAGE OF
                                                     BENEFICIALLY  COMMON STOCK
                 BENEFICIAL OWNER                      OWNED(1)   OUTSTANDING(2)
                 ----------------                    ------------ --------------
Dimenensional Fund Advisors, Inc. (3)..............     392,700         6.9%
John F. Haller (4).................................     362,730         6.4%
Laszlo C. Bardos (5)...............................     195,595         3.4%
John F. Burton (6).................................      10,644           *
John C. Cavalier (7)...............................     100,000         1.7%
Michael D. Marvin (8) .............................     231,225         4.0%
George C. McNamee (9)..............................      57,688         1.0%
James A. Perakis (10)..............................      12,766           *
D. Joseph Gersuk (11)..............................      56,327           *
Mark P. Cattini (12)...............................      10,667           *
All directors and executive officers as a group
 (10 persons) (13).................................   1,048,892        17.6%

--------
* Less than 1%
(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. Any reference in the footnotes below to stock options held by the person in question relates to stock options which were exercisable on or exercisable within 60 days after October 31, 1998.
(2) Number of shares deemed outstanding includes 5,707,023 shares outstanding as of October 31, 1998 plus any shares subject to options held by the person or entity in question which were exercisable on or within 60 days after October 31, 1998.
(3) Dimensional Fund Advisors, Inc. ("DFA"), with a business address at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, beneficially owned 392,700 shares as of December 31, 1997. DFA had sole voting power over 253,200 of such shares and sole dispositive power over all of such shares. All of such shares were owned by advisory clients of DFA, and DFA disclaims beneficial ownership of all such shares. The information in this
     Note 3 is based solely on Schedule 13G filed by DFA on February 10, 1998.
(4) The business address for Mr. Haller is c/o MapInfo Corporation, One Global View, Troy, New York 12180.
(5) Includes 25,000 shares held by Mr. Bardos' wife, as to which shares Mr. Bardos disclaims beneficial ownership.
(6)  Consists of 10,644 shares subject to stock options held by Mr. Burton.
(7)  Consists of 100,000 shares subject to stock options held by Mr. Cavalier.
(8)  Includes 40,000 shares subject to stock options held by Mr. Marvin.
(9) Includes 13,918 shares subject to stock options held by Mr. McNamee. Also includes 26,670 shares held by First Albany Corporation, of which Mr. McNamee is Chairman and Co-CEO. Mr. McNamee shares voting and investment power with respect to the shares held by First Albany Corporation and disclaims beneficial ownership of such shares except as to his proportionate pecuniary interest therein.
(10) Includes 11,266 shares subject to stock options held by Mr. Perakis.
(11) Includes 49,166 shares subject to stock options held by Mr. Gersuk.
(12) Consists of 10,667 shares subject to stock options held by Mr. Cattini.
(13) Includes the shares described in Notes 4 through 12 above and an additional 11,250 shares subject to stock options.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

  The persons named in the proxy will vote to elect as directors the seven nominees named below unless authority to vote for the election of any or all of them is withheld by marking the proxy to that effect. The Board of Directors has fixed the number of directors following the Annual Meeting at seven. All of the nominees are currently directors of the Company. Each nominee who is elected will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected, but if any nominee should be unable or unwilling to serve, the proxies may vote for a substitute nominee designated by the Board of Directors.

  The following table sets forth the name and age of each nominee, his positions with the Company, his principal occupation and business experience during the past five years, the names of the other publicly-held corporations of which he serves as a director and the year during which he first became a director of the Company:

        NAME, OFFICES AND POSITIONS WITH THE COMPANY,              FIRST BECAME
            PRINCIPAL OCCUPATION AND DIRECTORSHIPS             AGE  A DIRECTOR
        ---------------------------------------------          --- ------------
Michael D. Marvin.............................................  52     1986
  Mr. Marvin has been President and Chief Executive Officer of
  Interactive Learning International Co., a developer of
  online learning software, since February 1998. Mr. Marvin
  has served as Chairman of the Board of the Company since
  1992 and served as acting President and Chief Executive
  Officer from September 1996 to November 1996. From 1987 to
  1992, Mr. Marvin served as Chief Executive Officer of the
  Company.
John C. Cavalier..............................................  59     1996
  Mr. Cavalier has served as President and Chief Executive
  Officer of the Company since November 1996. From January
  1993 to September 1996, Mr. Cavalier served as President and
  Chief Executive Officer of Antares Alliance Group, a
  software company. Mr. Cavalier is also a director of FOCUS
  Enhancements Inc.
John F. Haller................................................  34     1986
  Mr. Haller, a founder of the Company, has served as Vice
  President, Chief Technology Officer since April 1997 and as
  Secretary of the Company since inception. Mr. Haller served as Vice President, Technology of the Company from the
  Company's inception in 1986 until April 1997, except for a personal leave of absence from March 1996 to June 1996.
Laszlo C. Bardos..............................................  35     1986
  Mr. Bardos has served as a director of the Company since
  December 1993 and from its inception in 1986 to 1992. In May
  1996, Mr. Bardos left the Company to pursue a graduate
  business degree. From September 1994 to May 1996, Mr. Bardos served as Director of European Marketing of the Company.
  From 1991 to August 1994, Mr. Bardos served as Director of
  Product Marketing of the Company.
John F. Burton................................................  47     1995
  Mr. Burton has served as a director of the Company since
  April 1995. Since March 1997, Mr. Burton has been Managing
  Director of UpData Capital, Inc., an investment banking
  firm. From 1995 to September 1996, Mr. Burton served as
  President and Chief Executive Officer of Nat Systems, a
  software company. From 1984 through 1995, Mr. Burton was
  President and Chief Executive Officer of LEGENT Corporation,
  a software company. Mr. Burton is a director of Banyan
  Systems Inc., Netrix Corporation, TREEV Inc. and AXENT
  Technologies, Inc.

       NAME, OFFICES AND POSITIONS WITH THE COMPANY,            FIRST BECAME
          PRINCIPAL OCCUPATION AND DIRECTORSHIPS            AGE  A DIRECTOR
       ---------------------------------------------        --- ------------
George C. McNamee..........................................  52     1988
  Mr. McNamee has served as a director of the Company since
  1988. Mr. McNamee has been Chairman and Co-CEO of First
  Albany Companies, Inc., a publicly traded holding
  company, and its principal subsidiary, First Albany
  Corporation, since October 1984. Mr. McNamee has also
  been Chairman of Mechanical Technology, Incorporated
  since May 1996 and is a director of META Group, Inc.
James A. Perakis...........................................  55     1994
  Mr. Perakis has served as a director of the Company since
  February 1994. Mr. Perakis has been Chairman of Hyperion
  Solutions Corporation, a business software company, since
  August 1998. Mr. Perakis was Chairman of the Board of
  Directors, and Chief Executive Officer of Hyperion
  Software Corporation, a business software company, from
  September 1985 to August 1998.

BOARD AND COMMITTEE MEETINGS

  The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's internal accounting control policies and procedures, considers and recommends the selection of the Company's independent accountants, reviews and approves any major accounting policy changes affecting the Company's operating results and provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee met one time during fiscal 1998. The members of the Audit Committee are Messrs. Burton and McNamee.

  The Company has a standing Compensation Committee of the Board of Directors, which has the authority to provide recommendations to the Board regarding compensation programs of the Company, administer the executive compensation programs and grant stock options under the Company's 1993 Stock Incentive Plan to all officers of the Company who are persons required to file reports ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Compensation Committee did not hold a formal meeting during fiscal 1998; however, there were numerous informal meetings among the members of the Compensation Committee that resulted in matters being brought before the full Board. The members of the Compensation Committee are Messrs. Marvin, McNamee and Perakis. Mr. Marvin does not vote on matters involving his own compensation. On January 31, 1997, the Compensation Committee authorized a subcommittee which has the authority to approve stock option grants to all members of the Company's executive team (consisting of 15 individuals who are executive officers and non-executive officers). The subcommittee of the Compensation Committee met two times in fiscal 1998, and acted by written consent three times. The members of this subcommittee are Messrs. McNamee and Perakis.

  The Company does not have a nominating committee or committee serving a similar function. Nominations are made by and through the full Board of Directors.

  The Board of Directors met four times during fiscal 1998, and acted by written consent six times. Each current director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he then served.

DIRECTOR COMPENSATION

  Under the Company's 1993 Director Stock Option Plan (the "Director Option Plan"), each director who is not also an employee of the Company or any subsidiary of the Company receives on the date of each annual meeting of stockholders a nonstatutory option to purchase 5,000 shares of Common Stock at an exercise price which is equal to the fair market value of the Common Stock on the date of grant. Pursuant to the Director Option Plan, in fiscal 1998, Messrs. Burton, McNamee and Perakis each received an option to purchase 5,000 shares of Common Stock at an exercise price of $11.75 per share. In addition, each director who is not also an employee of the Company or any subsidiary of the Company receives a retainer of $5,000 per year for serving on the Board of Directors, plus $1,000 for attendance at each full meeting of the Board of Directors and $500 for attendance at each meeting of a committee on which the director serves, which meeting is not coincident with a Board of Directors meeting. Mr. Bardos has unconditionally waived his right to participate in the Director Option Plan and has also declined compensation as an outside director.

EXECUTIVE COMPENSATION

 Summary Compensation

  The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by (i) the Company's Chief Executive Officer during fiscal 1998, and (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer during fiscal 1998 who were serving as executive officers of the Company on September 30, 1998 and whose salary and bonus during fiscal 1998 exceeded $100,000 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                   LONG-TERM
                            ANNUAL COMPENSATION  COMPENSATION
                                    (1)             AWARDS
                           --------------------- -------------
                                                  SECURITIES
    NAME AND PRINCIPAL           SALARY   BONUS   UNDERLYING       ALL OTHER
         POSITION          YEAR   ($)    ($)(2)  OPTIONS(#)(3)    COMPENSATION
    ------------------     ---- -------- ------- -------------    ------------
Michael D. Marvin......... 1998 $166,666      --         --         $ 1,000(4)
 Chairman                  1997  250,000      --         --           1,000
                           1996  125,000 $48,000     25,000             500
John C. Cavalier (5)...... 1998  250,000 249,125         --         106,680(6)
 President and Chief
  Executive Officer        1997  229,167 187,500    200,000          20,680
                           1996       --      --         --              --
D. Joseph Gersuk.......... 1998  209,000  94,052         --           1,000(4)
 Executive Vice President,
  Treasurer and            1997  193,188  88,217    100,000(7)        3,225
 Chief Financial Officer   1996  169,907  53,710     66,000(8)(9)    40,979
Mark P. Cattini (10) ..... 1998  171,051  93,733     25,000          51,000(11)
 Vice President, Sales --
   The Americas            1997       --      --         --              --
                           1996       --      --         --              --
John F. Haller............ 1998  125,000  56,252         --           1,000(4)
 Vice President, Chief
  Technology               1997  124,999  42,189         --           1,000
 Officer and Secretary     1996   70,137   2,500         --              --

--------
 (1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for such year.
 (2) Represents amounts earned under the Company's incentive compensation programs.
 (3) Reflects the grant of options to purchase Common Stock. The Company has never granted any stock appreciation rights.
 (4) Represents Company contribution to employee's 401(k) account.
 (5) Mr. Cavalier joined the Company in November 1996.

 (6) Of this amount, $76,289 represents forgiveness of one-half of Mr. Cavalier's relocation loan on July 1, 1998, $19,746 represents payment of life insurance premiums in accordance with his employment agreement, $9,864 represents the Company's estimate of interest at the prevailing rate which would have been charged had Mr. Cavalier obtained his relocation loan from a lending institution, and $781 represents Company contributions to Mr. Cavalier's 401(k) account.
 (7) Of such option grants, on January 31, 1997 options to purchase 66,000 shares were granted to Mr. Gersuk as a result of an option repricing program (the "1997 Option Repricing Program").
 (8) Of such option grants, options to purchase 56,000 shares were granted to Mr. Gersuk as a result of an option repricing program under which previously granted options were exchanged for such options on a four-for-five basis.
 (9) This option was forfeited in connection with the 1997 Option Repricing Program.
(10) Mr. Cattini was appointed an executive officer in January 1998.
(11) Of this amount, $50,000 represents a lump sum payment relating to relocation expenses and $1,000 represents the Company contribution to Mr. Cattini's 401(k) account.

 Option Grants, Exercises and Year-End Values

  The following tables set forth certain information concerning option grants and exercises by the Named Executive Officers during fiscal year 1998 and the number and value of the unexercised options held by such persons on September 30, 1998.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                POTENTIAL
                                                                            REALIZABLE VALUE
                                         INDIVIDUAL GRANTS                  AT ASSUMED ANNUAL
                         --------------------------------------------------   RATE OF STOCK
                          NUMBER OF    PERCENT OF                                 PRICE
                         SECURITIES   TOTAL OPTIONS                         APPRECIATION FOR
                         UNDERLYING    GRANTED TO   EXERCISE OR              OPTION TERM(2)
                           OPTIONS    EMPLOYEES IN      BASE     EXPIRATION -----------------
          NAME           GRANTED (#)   FISCAL YEAR  PRICE ($/SH)    DATE     5%($)    10%($)
          ----           -----------  ------------- ------------ ---------- -------- --------
Michael D. Marvin.......       --           --             --           --        --       --
John C. Cavalier........       --           --             --           --        --       --
D. Joseph Gersuk........       --           --             --           --        --       --
Mark P. Cattini.........   25,000(1)      11.1%        $12.00     11/14/07  $188,668 $478,123
John F. Haller..........       --           --             --           --        --       --

--------
(1) Option vests in four equal installments on each of the first through fourth anniversaries of the date of grant.
(2) Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF
                                                   SECURITIES      VALUE OF
                                                   UNDERLYING     UNEXERCISED
                                                  UNEXERCISED    IN-THE-MONEY
                                                   OPTIONS AT     OPTIONS AT
                                                  FISCAL YEAR-   FISCAL YEAR-
                                                     END(#)        END($)(2)
                        SHARES                   -------------- ---------------
                      ACQUIRED ON     VALUE       EXERCISABLE/   EXERCISABLE/
        NAME          EXERCISE(#) REALIZED($)(1) UNEXERCISABLE   UNEXERCISABLE
        ----          ----------- -------------- -------------- ---------------
Michael D. Marvin....    9,500       $110,248         40,000/-- $    129,525/--
John C. Cavalier.....       --             --    50,000/150,000 $25,000/$75,000
D. Joseph Gersuk.....       --             --     39,833/60,167 $34,270/$66,320
Mark P. Cattini......       --             --      3,750/33,750 $ 3,256/$ 8,231
John F. Haller.......       --             --                --              --

--------
(1) Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.
(2) Based on the fair market value of the Common Stock on September 30, 1998 ($10.375), less the option exercise price.

OTHER MATTERS

  In September 1996, the Company entered into an employment agreement with Mr. Marvin (the "Marvin Agreement"). Under the Marvin Agreement, as amended, Mr. Marvin is employed by the Company as Chairman. The Marvin Agreement shall remain in effect until Mr. Cavalier and the Board of Directors determine that Mr. Marvin's services are no longer required, and the Company may terminate Mr. Marvin's employment for "cause" (as defined in the Marvin Agreement) or in the event of his disability. Under the Agreement, Mr. Marvin's annual salary is set at $250,000, and he was granted an option to purchase 25,000 shares of Common Stock. Effective February 1, 1998, Mr. Marvin unilaterally reduced his annual salary to $125,000.

  In November 1998, the Company entered into an Employment Agreement with Mr. Cavalier (the "Cavalier Agreement"). Under the Cavalier Agreement, Mr. Cavalier is employed by the Company as President and Chief Executive Officer for a term commencing November 1, 1998 and ending on November 1, 2001. Mr. Cavalier's base salary is set at $275,000 and he is eligible to receive a bonus equal to one-half of this annual base salary upon the achievement of certain Company and individual objectives and an additional bonus upon the achievement of certain additional objectives. Mr. Cavalier's base salary may be increased from time to time, but if so increased may not be decreased without his consent, and his bonus targets may be increased from time to time but shall not thereafter be decreased below the initial incentive compensation plan of the new Agreement except by written mutual agreement of the parties. In addition, under the Cavalier Agreement, (i) Mr. Cavalier was granted an option to purchase 100,000 shares of Common Stock, and (ii) the Company has agreed to purchase such additional medical, disability, life insurance and/or any other fringe benefit programs of Mr. Cavalier's choosing, up to a maximum amount of $35,000 per year. Mr. Cavalier's employment may be terminated prior to November 1, 2001 by the Company in the event of Mr. Cavalier's death or disability or for "cause" (as defined in the Cavalier Agreement) or by Mr. Cavalier upon (i) an uncured material breach of the Cavalier Agreement by the Company, or (ii) a change in control of the Company. In the event that, prior to November 1, 2001, Mr. Cavalier's employment is terminated by the Company without cause (not including by reason of death or disability), or in the event that Mr. Cavalier terminates his employment with the Company upon an uncured breach of the Cavalier Agreement by the Company, Mr. Cavalier would be entitled to one additional year of health and dental benefits following the date of his termination and a lump sum payment by the Company (the "Severance Payment") equal to the greater of (x) the sum of all salary payments due to Mr. Cavalier through October 31, 2001 measured at Mr. Cavalier's most recent base salary level, and (y) Mr. Cavalier's most recent annual salary. Upon a change in control of the Company in which Mr. Cavalier is not offered employment in a position equivalent to his present position, then Mr. Cavalier would be entitled to the Severance Payment plus an additional lump sum payment equal to the average monthly incentive compensation paid by the Company to Mr. Cavalier during the most recent two years multiplied by the number of months remaining in the contract term.

  In accordance with Mr. Cavalier's previous employment agreement, the Company loaned to Mr. Cavalier $152,578, without interest, to assist with his relocation. Such loan is to be forgiven in two equal installments, on each of the first and second anniversaries of his permanent relocation, and, accordingly, one-half of the loan was forgiven on July 1, 1998 and the second half will be forgiven on July 1, 1999, provided that Mr. Cavalier is employed by the Company on that date. The loan will also be forgiven if Mr. Cavalier's employment is terminated by the Company, other than for "cause," as defined in the Cavalier Agreement. In all other instances of termination of Mr. Cavalier's employment, the loan will be immediately due and payable.

  In June 1997, the Company loaned $100,000 to Mr. Cavalier pursuant to the terms of an Unsecured Promissory Note (the "Note"). The loan bears interest at 7-1/8% per annum and is payable upon the earliest of (i) the termination of Mr. Cavalier's employment either voluntarily, or by the Company for cause or because of his death or disability, (ii) the sale of his residence or (iii) June 2, 2003. Amounts outstanding under the Note are offset by 25% of each bonus awarded to Mr. Cavalier by the Company and the net proceeds resulting from the sale of shares of Common Stock by Mr. Cavalier. The principal and interest payable under the Note as of October 31, 1998 was $37,730.

  In April 1997, the Company entered into an employment agreement with Mr. Gersuk (the "Gersuk Agreement"). Under the Gersuk Agreement, Mr. Gersuk is employed by the Company as Chief Financial Officer for a term commencing on April 1, 1997 and ending on March 31, 2000. Mr. Gersuk's base salary is set at $209,000 and he is eligible to receive bonuses equal to 45% of his base salary, upon the achievement of certain Company and individual objectives. Mr. Gersuk's compensation is to be reviewed annually. In addition, Mr. Gersuk was granted an option to purchase 24,000 shares of Common Stock under the Gersuk Agreement. Mr. Gersuk's employment may be terminated by the Company prior to March 31, 2000, for "cause," as defined in the Gersuk Agreement. In the event of a disability which prohibits Mr. Gersuk from performing his duties for a continuous period of three months, the Company may terminate the Gersuk Agreement, provided, however, that Mr. Gersuk will continue to receive his salary, reduced by any amounts paid under the Company's disability insurance policies. In the event that Mr. Gersuk's employment is terminated for a reason other than cause, or of a change in control of the Company pursuant to which Mr. Gersuk's responsibilities and/or location are changed in a manner which he finds unacceptable (a "Termination Event"), all of his then unvested options granted pursuant to the Gersuk Agreement will vest, all health insurance benefits shall continue for one year or until Mr. Gersuk procures health insurance through other employment and Mr. Gersuk will receive (i) his salary due for the remainder of the term of the Gersuk Agreement, if the Termination Event occurs within the first two years of the term, or (ii) the greater of $200,000 and the remainder of his salary due under the Gersuk Agreement, if the Termination Event occurs during the third year of the Agreement.

  In October 1996, the Company loaned $200,000 to Mr. Gersuk in connection with the purchase of a home in the Capital District of New York (the "Loan"). The Loan bears interest at 5% per annum. Under the terms of the Loan, $50,000 was repaid upon the sale of Mr. Gersuk's previous residence and the remainder is due upon the earliest of (i) 90 days after termination of Mr. Gersuk's employment, for any reason, (ii) October 21, 2002 and (iii) the sale of certain property by Mr. Gersuk. Amounts outstanding under the Loan are offset by the net proceeds resulting from the sale of shares of Common Stock by Mr. Gersuk. Principal and interest payable under the Loan as of October 31, 1998 was $167,799.

  Mr. Cattini's annual salary is $135,000, and he is eligible to receive incentive compensation of up to $100,000 upon the achievement of the America's operating profit target and up to an additional $20,000 based on the achievement of certain individual objectives. Additionally, in November 1997 Mr. Cattini was granted a stock option for 25,000 shares and was given a lump sum payment of $50,000 to assist with relocation costs.

  Mr. Haller's annual salary is $125,000, and he is eligible to receive bonuses equal to 45% of his base salary upon the achievement of certain company and individual objectives.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed by Reporting Persons of the Company pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 1998 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Messrs. Marvin, McNamee and Perakis each served as a member of the Compensation Committee during fiscal 1998. Mr. Marvin serves as the Chairman of the Board of the Company and previously served at various times as the Chief Executive Officer and President of the Company. See "Election of Directors."

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee. The Company's executive compensation program, consisting of base salaries, bonus awards and stock option grants, is designed to attract, retain and reward executives who are responsible for leading the Company in achieving its business objectives. The Compensation Committee establishes the compensation of the Chief Executive Officer. All decisions regarding the compensation of other executive officers were reviewed with the Compensation Committee and then by the full board.

 Compensation Philosophy

  The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of stockholders.

  In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to the performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and the Compensation Committee applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

 Executive Compensation Program

  Annual compensation for the Company's executives consists of three principal elements -- base salary, cash bonus awards and stock options.

BASE SALARY

  In setting the annual cash compensation for Company executives, the Compensation Committee reviews compensation for comparable positions in a group of software companies selected by the Committee for comparison purposes. Software industry compensation surveys and outside compensation consulting firms are used as well. The Company also regularly compares its pay practices with other software companies through review of survey and proxy data.

  Increases in annual base salary are based on a review and evaluation of the performance of the operation or activity for which the executive has responsibility, the impact of that operation or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside the Company.

CASH BONUS AWARDS

  The cash bonus awards for each executive are tied to financial and other performance objectives and targets, fixed by the Board of Directors for the Chief Executive Officer, and by the Chief Executive Officer for the other executive officers. During fiscal 1998, bonus awards were principally based on the Company's achievement of its goals relating to earnings per share. In addition, the Chief Executive Officer set personal objectives for the other executive officers, except for the Chairman of the Board, and made a subjective determination of the extent to which such personal objectives were achieved by each executive during fiscal 1998.

EQUITY OWNERSHIP

  Total compensation at the executive level also includes long-term incentives afforded by stock options. The purpose of the Company's stock option program is to (i) reinforce the mutuality of long-term interests between employees and the stockholders and (ii) assist in the attraction and retention of executives, key managers and individual contributors who are essential to the Company's success.

  The Company's stock option program includes multi-year vesting periods to optimize the retention value of these options and to orient the Company's executives and managers to longer-term success. Generally, all stock options granted prior to July 1996 vest over a five-year period following the date of grant. In July 1996, the Board of Directors approved a change in the vesting period for all options granted under the 1993 Stock Incentive Plan subsequent to that date, from five years to equal vesting over a four-year period following the date of grant. If employees leave the Company before the vesting period, they forfeit the unvested portions of these awards. The size of the stock option awards is generally intended to reflect the significance of the recipient's then current and anticipated contributions to the Company. Since the Company's initial public offering in February 1994, the exercise price of options granted by the Company has been 100% of the fair market value per share on the date of grant. The Company also has an employee stock purchase plan, which is available to all of its full-time employees, including executives but exclusive of any employee who owns, or would own after purchase under this plan, 5% or more of the total combined voting power or value of the stock of the Company or of any subsidiary. Such plan generally permits employees to purchase shares at a discount of 15% from the lesser of the fair market value at the beginning or end of an offering period.

  In fiscal 1998, pursuant to the 1993 Stock Incentive Plan, Mr. Cattini, the Company's Vice President, Sales -- The Americas, received an option to purchase 25,000 shares of Common Stock at an exercise price of $12.00 per share.

CHIEF EXECUTIVE OFFICER FISCAL 1998 COMPENSATION

  Mr. Cavalier served as Chief Executive Officer of the Company during fiscal 1998. The Compensation Committee set Mr. Cavalier's base salary for fiscal 1998 at $250,000, which was considered to be a salary level competitive with that of comparable companies. Mr. Cavalier was also awarded a bonus of $249,125 for fiscal 1998 based upon the achievement of certain objectives. These objectives generally related to the Company achieving its targeted revenue and profit goals for the year, as well as meeting investors' expectations regarding earnings per share.

 Compliance with Internal Revenue Code Section 162(m)

  Section 162(m) of the Internal Revenue Code ("the Code") generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company may structure its stock options granted to executive officers in a manner that complies with the performance-based requirements of the statute and does not intend to exceed the annual limit for deductibility under Section 162(m) with respect to any executive.

                                          James A. Perakis,
                                          Chairman of the Compensation
                                           Committee
                                          George C. McNamee
                                          Michael D. Marvin

                         COMPARATIVE STOCK PERFORMANCE

  The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative return of (i) the CRSP Total Return Index for the Nasdaq National Market (U.S. & Foreign Companies) (the "CRSP Nasdaq Index") and (ii) the CRSP Nasdaq Total Return Industry Index for Nasdaq Computer & Data Processing Service Stocks (the "CRSP Computer & Data Index"). This graph assumes the investment of $100 on February 1, 1994, the date on which the Company's Common Stock was first publicly traded, in the Company's Common Stock, the CRSP Nasdaq Index and the CRSP Computer & Data Index and assumes dividends are reinvested. Measurement points are February 1, 1994, September 30, 1994, September 30, 1995, September 30, 1996, September 30, 1997 and September 30, 1998.

                             [CHART APPEARS HERE]

                         FEB. 1, SEPT. 30, SEPT. 30, SEPT. 30, SEPT 30, SEPT. 30,
                          1994     1994      1995      1996      1997     1998
                         ------- --------- --------- --------- -------- ---------
MapInfo Corporation.....  $100     $104      $107      $ 55      $ 53     $ 55
CRSP Nasdaq Index.......  $100     $ 96      $133      $158      $218     $218
CRSP Computer & Data
 Index..................  $100     $106      $170      $210      $284     $371

  PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO 1993 DIRECTOR STOCK OPTION PLAN

  The Board of Directors believes that the continued growth and profitability of the Company depends upon the ability of the Company to attract and retain highly qualified non-employee directors. The Company's 1993 Director Stock Option Plan (the "Director Option Plan") authorizes an annual option grant to purchase 5,000 shares of Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant. On November 13, 1998, the Board of Directors adopted, subject to stockholder approval, an amendment to the Director Option Plan that increased from 50,000 to 80,000 the number of shares of Common Stock available for issuance under the Director Option Plan (subject to proportionate adjustment for certain changes in the Company's capitalization, such as a stock split).

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE DIRECTOR OPTION PLAN.

  The following is a brief summary of the provisions of the Director Option
Plan.

  Each director who is not also an employee of the Company or any subsidiary of the Company receives on the date of each annual meeting of stockholders a nonstatutory option to purchase 5,000 shares of Common Stock of the Company. Each option vests nine years and nine months after the date of grant, provided, however, that such option becomes exercisable one year after the date of grant if the director has during that year attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings held by all committees on which the director then served. The amendment to the Director Option Plan submitted to the stockholders for approval will increase the number of shares reserved for issuance under the Director Option Plan from 50,000 to 80,000 shares of Common Stock. As of October 31, 1998, options to purchase 44,018 shares of the Company's Common Stock were outstanding under the Director Option Plan, options to purchase 1,818 shares had been exercised and 4,164 shares were available for grant under the Plan.

  In the event an optionee ceases to serve as a director, each option granted under the Director Option Plan may be exercised by the optionee at any time within 12 months after the date of cessation of service to the extent such option was exercisable at the time of such cessation of service. Notwithstanding the foregoing, no option is exercisable after the expiration of ten years from the date of grant. Unless otherwise provided in the option agreement, an option granted under the Director Option Plan is nontransferable otherwise than by the laws of descent and distribution and may be exercised during the lifetime of the optionee only by such optionee. The Director Option Plan contains provisions relating to the disposition of options in the event of certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.

  The Director Option Plan is administered by the Company's Board of Directors. The Board of Directors may, at any time, modify, terminate, or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under any applicable tax or regulatory requirement, such approval must be obtained.

 Federal Income Tax Consequences

  Nonstatutory Stock Options. A participant will not recognize taxable income upon the grant of a nonstatutory stock option. However, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the exercise date over the exercise price.

  With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale, and will be a short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.

  Tax Consequences to the Company. The grant of an option under the Director Option Plan will have no tax consequences to the Company. The Company generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon the exercise of an option under the Director Option Plan.

  During fiscal 1998, Messrs. Burton, McNamee and Perakis were each granted an option under the Director Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $11.75. On the date of the Annual Meeting, if the amendment to the Director Option Plan is approved, each of the Company's non-employee directors nominated for re-election (currently, Messrs. Burton, McNamee and Perakis) will receive an option grant under the Director Option Plan to purchase 5,000 shares of Common Stock. Mr. Bardos, also a non-employee director nominated for re-election, has unconditionally waived his right to participate in the Director Option Plan.

                PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT TO 1993
                         EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining qualified personnel. As of October 31, 1998, 95,258 shares were available for future purchases under the Company's 1993 Employee Stock Purchase Plan (the "1993 Stock Purchase Plan"). Accordingly, on November 13, 1998, the Board of Directors adopted, subject to shareholder approval, an amendment to the 1993 Stock Purchase Plan that increased from 300,000 to 400,000 the number of shares of Common Stock available for purchase by employees under the 1993 Stock Purchase Plan (subject to proportionate adjustment for certain changes in the Company's capitalization, such as a stock split).

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1993 STOCK PURCHASE PLAN.

  The following is a brief summary of the provisions of the 1993 Stock Purchase Plan.

  The 1993 Stock Purchase Plan provides eligible employees of the Company with opportunities to purchase shares of Common Stock at a discounted price. Currently, an aggregate of 300,000 shares of Common Stock may be issued pursuant to the 1993 Stock Purchase Plan, of which 95,258 remain available for issuance. The 1993 Stock Purchase Plan is implemented through offerings, each approximately six months in length. The Board may specify a shorter period, or a longer period of less than twelve months.

  Each employee of the Company and its eligible subsidiaries, including an officer or director who is also an employee, is eligible to participate in the 1993 Stock Purchase Plan, provided he or she (i) is employed by the Company or any eligible subsidiary on the applicable offering commencement date, (ii) is regularly employed by the Company or any eligible subsidiary for 20 or more hours per week and for more than five months in a calendar year and (iii) has been employed by the Company or any eligible subsidiary for at least three months

(or such period as may be determined by the Board or the Compensation Committee) prior to enrolling in the 1993 Stock Purchase Plan. An employee may elect to have a whole number percentage from 1% to up to 10% withheld from his or her base pay for purposes of purchasing shares under the 1993 Stock Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. The price at which shares may be purchased during each offering will be the lower of (i) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the date that the offering commences or (ii) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the date that the offering terminates.

  The 1993 Stock Purchase Plan is administered by the Board of Directors of the Company and the Compensation Committee of the Board of Directors. The Board and the Compensation Committee have the authority to make rules and regulations for the administration of the 1993 Stock Purchase Plan. Pursuant to the terms of the 1993 Stock Purchase Plan, the Board has appointed the Compensation Committee to administer certain aspects of the 1993 Stock Purchase Plan. The Board may at any time terminate or amend the 1993 Stock Purchase Plan, provided that no such amendment may be made without prior approval of the stockholders of the Company if such approval is required by Rule 16b-3 under the Exchange Act ("Rule 16b-3") or Section 423 of the Code, and in no event may any amendment be made which would cause the 1993 Stock Purchase Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder or Section 423 of the Code. The 1993 Stock Purchase Plan contains provisions relating to the disposition of options in the event of certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.

  As of October 31, 1998, approximately 363 employees were eligible to participate in the 1993 Stock Purchase Plan.

  The purchase of shares under the 1993 Stock Purchase Plan is discretionary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group. The following table, however, sets forth the benefits received in fiscal 1998 by the Named Executive Officers, individually and as a group, by non-executive directors as a group and by non-executive officer employees as a group under the 1993 Stock Purchase Plan.

                                 PLAN BENEFITS

                                                           DOLLAR    NUMBER OF
                   NAME AND POSITION                     VALUE($)(1)  SHARES
                   -----------------                     ----------- ---------
Michael D. Marvin.......................................   $ 5,214     2,206
 Chairman
John C. Cavalier........................................        --        --
 President and Chief Executive Officer
D. Joseph Gersuk........................................     8,950     2,855
 Executive Vice President, Treasurer and Chief Financial
  Officer
Mark P. Cattini.........................................     4,478     2,034
 Vice President, Sales -- The Americas
John F. Haller..........................................        --        --
 Vice President, Chief Technology Officer and Secretary
Executive Group.........................................    18,642     7,095
Non-Executive Director Group............................        --        --
Non-Executive Officer Employee Group....................   188,644    69,550

--------
(1) Represents the difference between the purchase price of shares purchased in fiscal 1998 and the fair market value of the underlying shares of Common Stock on the date of purchase.

 Federal Income Tax Consequences

  Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 1993 Stock Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the 1993 Stock Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    (i) the excess of the fair market value of the Common Stock on the Grant Date over the price at which the participant purchased the Common Stock; and

    (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  Tax Consequences to the Company. The offering of Common Stock under the 1993 Stock Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1993 Stock Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

    PROPOSAL NO. 4 -- RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year. PricewaterhouseCoopers LLP (previously Coopers & Lybrand L.L.P.) has served as the Company's independent accountants since inception. Although stockholder approval of the Board of Directors' selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                             STOCKHOLDER PROPOSALS

  Proposals of stockholders made in accordance with Rule 14a-8 of the Exchange Act and intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Troy, New York no later than September 15, 1999 for inclusion in the proxy statement for that meeting. In addition, the Company's By-laws require that the Company be given advance notice of stockholder nominations for election to the Company's Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). The required notice must be made in writing, include the information required by the By-Laws, be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at the principal offices of the Company, and be received not less than 60 days nor more than 90 days prior to the 2000 Annual Meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination or other proposal shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure made, whichever occurs first. While the Company has not yet set the date of the 2000 Annual Meeting, assuming it was held on February 24, 2000 (the same day as this year's meeting), notice of a stockholder proposal or director nomination would need to be made no earlier than November 26, 1999 and no later than December 26, 1999.

  The advance notice provisions of the Company's By-laws supersede the notice requirements contained in recent amendments to Rule 14a-4 under the Exchange Act. Any stockholder proposal must also comply with the other applicable provisions of the Company's Certificate of Incorporation and By-laws and the Exchange Act. No stockholder proposal is required to be considered unless it is presented in accordance with the foregoing requirements.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, telecopy and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

                                          By Order of the Board of Directors,

                                          JOHN F. HALLER,
                                          Secretary

January 13, 1999

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                   2970-PS-99

                                                                     Appendix A
                                                                     ----------

                              MapInfo Corporation

                        1993 Director Stock Option Plan
                        -------------------------------


     1.   Purpose
          -------

          The purpose of this 1993 Director Stock Option Plan (the "Plan") of MapInfo Corporation (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.


     2.   Administration
          --------------

          The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors and such determination shall be final and binding upon all persons having an interest in the Plan.


     3.   Participation in the Plan
          -------------------------

          Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.


     4.   Stock Subject to the Plan
          -------------------------

          (a) The maximum number of shares which may be issued under the Plan shall be 20,000 shares of the Company's Common Stock, par value $.002 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan.

          (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

          (c) All options granted under the Plan shall be

non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

     5.   Terms, Conditions and Form of Options
          -------------------------------------

          Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a) Option Grants.  On the date of each annual meeting of stockholders
              -------------
of the Company, the Company shall grant to each eligible director an option for such number of shares of Common Stock equal to $20,000 divided by the option exercise price per share for each such option (the "Annual Option").

          (b) Option Exercise Price.  The option exercise price per share for
              ---------------------
each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the NASDAQ National Market System (or, if the Company is traded on a nationally recognized securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock by such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or
(ii) if the Common Stock is not traded on NASDAQ or an exchange, the fair market value per share on the date of grant as most recently determined by the Board of Directors.

          (c) Options Non-Transferable.  Each option granted under the Plan by
              ------------------------
its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (d) Exercise Period.  Each Annual Option shall become exercisable at
              ---------------
the end of nine years and nine months after the date of grant, provided that
                                                               --------
such option shall become exercisable one year after the date of grant if the director has attended during such year at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings held by all committees on which he then served. In the event an optionee ceases to serve as a director, each such option may be exercised by the optionee (or, in the event of his death, by his administrator, executor or heirs), at any time within 12 months after the optionee ceases to serve as a director, to the extent such option was exercisable at the time of such cessation of service. Notwithstanding the foregoing, no option shall be exercisable after the expiration of ten years from the date of grant.

          (e) Exercise Procedure.  Options may be exercised only by written
              ------------------
notice to the Company at its principal office accompanied by (i) payment in cash of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.


     6.   Assignments
          -----------

          The rights and benefits of participants under the Plan may not be assigned, whether voluntarily or by operation of law, except as provided in
Section 5(d).


     7.   Effective Date
          --------------

          The Plan shall become effective immediately upon its adoption by the Board of Directors, but all grants of options shall be conditional upon the approval of the Plan by the stockholders of the Company within 12 months after adoption of the Plan by the Board of Directors.


     8.   Limitation of Rights
          --------------------

          (a)  No Right to Continue as a Director.  Neither the Plan, nor the
               ----------------------------------
granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time.

          (b)  No Stockholders' Rights for Options.  An optionee shall have no
               -----------------------------------
rights as a stockholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued.


     9.   Changes in Common Stock
          -----------------------

          (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

          (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidations unless exercised by the optionee within a specified number of days following the date of such notice.


    10.   Amendment of the Plan
          ---------------------

          The Board of Directors may suspend or discontinue the Plan or review or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan. The Plan may not be amended more than once in any six-month period.


    11.   Governing Law
          -------------

          The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York.



                                        Adopted by the Board of Directors
                                        on November 23, 1993

                                        Approved by the stockholders
                                        on December 8, 1993

             AMENDMENT NO. 1 TO THE 1993 DIRECTOR STOCK OPTION PLAN

                             OF MAPINFO CORPORATION


     The first sentence of Subsection 5(a) of the 1993 Director Stock Option Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety to provide as follows:

     "(a)  Option Grants.  On the date of each annual meeting of stockholders of
           -------------
the Company, the Company shall grant to each eligible director an option for such number of shares of Common Stock equal to $40,000 divided by the option exercise price per share for each stock option (the "Annual Option")."


                                    Adopted by the Board of Directors on
                                    December 9, 1994

                                    Approved by the stockholders
                                    on January 20, 1995

             AMENDMENT NO. 2 TO THE 1993 DIRECTOR STOCK OPTION PLAN

                             OF MAPINFO CORPORATION


     The first sentence of Subsection 5(a) of the 1993 Director Stock Option Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

     "(a)  Option Grants.  On the date of each annual meeting of stockholders of
           -------------
the Company, the Company shall grant to each eligible director an option for 3,000 shares of Common Stock (the "Annual Option")."


                                         Adopted by the Board of Directors on
                                         December 19, 1995

                                         Approved by the Stockholders on
                                         February 2, 1996

             AMENDMENT NO. 3 TO THE 1993 DIRECTOR STOCK OPTION PLAN

                             OF MAPINFO CORPORATION


     Subsection 4(a) of the 1993 Director Stock Option Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

     "(a) The maximum number of shares which may be issued under the Plan shall be 50,000 shares of the Company's Common Stock, par value $.002 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan."

     The first sentence of Subsection 5(a) of the Plan is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

     "(a)  Option Grants.  On the date of each annual meeting of stockholders of
           -------------
the Company, the Company shall grant to each eligible director an option for 5,000 shares of Common Stock (the "Annual Option")."



                                         Adopted by the Board of Directors on
                                         November 12, 1996

                                         Approved by the Stockholders on
                                         February 13, 1997

             AMENDMENT NO. 4 TO THE 1993 DIRECTOR STOCK OPTION PLAN

                             OF MAPINFO CORPORATION


     Section 5(c) of the 1993 Director Stock Option Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety to provide as follows:

     "(c)  Options Non-Transferable.  Except as otherwise provided in the option
           ------------------------
agreement evidencing the option grant, each option granted under the Plan shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him."

     Section 10 of the Plan is hereby amended and restated in its entirety to read as follows:

     "10.  Amendment of the Plan.  The Board of Directors may at any time, and
           ---------------------
from time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under any applicable tax or regulatory requirement, the Board of Directors may not effect such modification or amendment without such approval."


                                    Adopted by the Board of Directors on
                                    December 9, 1996

             AMENDMENT NO. 5 TO THE 1993 DIRECTOR STOCK OPTION PLAN

                             OF MAPINFO CORPORATION


     Section 11 of the 1993 Director Stock Option Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety to provide as follows:

     "11. Governing Law
          -------------

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware."


                                            Adopted by the Board of
                                            Directors on
                                            February 11, 1998

             AMENDMENT NO. 6 TO THE 1993 DIRECTOR STOCK OPTION PLAN

                             OF MAPINFO CORPORATION


     Subsection 4(a) of the 1993 Director Stock Option Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

     "(a) The maximum number of shares which may be issued under the Plan shall be 80,000 shares of the Company's Common Stock, par value $.002 per share ("Common Stock"), subject to adjustment as provided in Section 9 of the Plan."



                                    Adopted by the Board of
                                    Directors on November 13, 1998

                                                                      Appendix B
                                                                      ----------

                              MapInfo Corporation

                       1993 Employee Stock Purchase Plan
                       ---------------------------------

     The purpose of this Plan is to provide eligible employees of MapInfo Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.002 par value per share (the "Common Stock"). 100,000 shares of Common Stock in the aggregate have been approved for this purpose.

     1.   Administration.  The Plan will be administered by the Company's Board
          --------------
of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.


     2.   Eligibility.  Participation in the Plan will neither be permitted nor
          -----------
denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b) they have been employed by the Company or a Designated Subsidiary for at least three months (or such number of days as may be determined by the Board of Directors or Committee) prior to enrolling in the Plan; and

          (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3.   Offerings.  The Company will make one or more offerings ("Offerings")
          ---------
to employees to purchase stock under this Plan. Offerings will begin on such dates as may be determined by the Board of Directors or the Committee (the "Offering Commencement Dates"). Each Offering Commencement Date will begin an approximately six-month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose different Plan Periods of twelve (12) months or less for Offerings.


     4.   Participation.  An employee eligible on the Offering Commencement Date
          -------------
of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding, to the extent determined by the Board or the Committee, overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, and including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.


     5.   Deductions.  The Company will maintain payroll deduction accounts for
          ----------
all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, subject to such lesser maximum rate as may be determined by the Board of Directors or Committee prior to the applicable Offering Commencement Date. Subject to the foregoing, payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6.   Deduction Changes.  An employee may decrease or discontinue his
          -----------------
payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).


     7.   Interest.  Interest will not be paid on any employee accounts, except
          --------
to the extent that the Board or its Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.


     8.   Withdrawal of Funds.  An employee may at any time prior to the close
          -------------------
of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated there under may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.


     9.   Purchase of Shares.  On the Offering Commencement Date of each Plan
          ------------------
Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

     The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, or (b) the closing price of the Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street
                                                             ---------------
Journal.  If no sales of Common Stock were made on such a day, the price of the
-------
Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.


     10.  Issuance of Certificates.  Certificates representing shares of Common
          ------------------------
Stock purchased under the Plan may be issued only in the name of the employee, or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.


     11.  Rights on Retirement, Death, or Termination of Employment.  In the
          ---------------------------------------------------------
event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.


     12.  Optionees Not Stockholders.  Neither the granting of an Option to an
          --------------------------
employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13.  Rights Not Transferable.  Rights under this Plan are not transferable
          -----------------------
by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.


     14.  Application of Funds.  All funds received or held by the Company under
          --------------------
this Plan may be combined with other corporate funds and may be used for any corporate purpose.


     15.  Adjustment in Case of Changes Affecting Common Stock.  In the event of
          ----------------------------------------------------
a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.


     16.  Merger.  If the Company shall at any time merge or consolidate with
          ------
another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an

Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.


     17.  Amendment of the Plan.  The Board may at any time, and from time to
          ---------------------
time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.


     18.  Insufficient Shares.  In the event that the total number of shares of
          -------------------
Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot, in such manner as it may determine, the shares then available.


     19.  Termination of the Plan.  This Plan may be terminated at any time by
          -----------------------
the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.


     20.  Governmental Regulations.  The Company's obligation to sell and
          ------------------------
deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the NASDAQ and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

     The Plan shall be governed by New York law except to the extent that such law is preempted by federal law.

     The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.


     21.  Issuance of Shares.  Shares may be issued upon exercise of an Option
          ------------------
from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.


     22.  Notification upon Sale of Shares.  Each employee agrees, by entering
          --------------------------------
the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23.  Effective Date and Approval of Shareholders.  The Plan shall take
          -------------------------------------------
effect upon the closing of the initial public offering of Common Stock of the Company, subject to approval by the shareholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.



                                          Adopted by the Board of Directors on
                                          November 23, 1993


                                          Approved by the stockholders on
                                          December 8, 1993

           AMENDMENT NO. 1 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

                             OF MAPINFO CORPORATION


     The first paragraph of of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety to provide as follows:

     "The purpose of this Plan is to provide eligible employees of MapInfo Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.002 par value per share (the "Common Stock"). 200,000 shares of Common Stock in the aggregate have been approved for this purpose."


                                    Adopted by the Board of Directors
                                    on November 12, 1996

                                    Approved by the Stockholders of the
                                    Company on February 13, 1997

            AMENDMENT NO. 2 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

                             OF MAPINFO CORPORATION


     Section 8 of the 1993 Employee Stock Purchase Plan of MapInfo Corporation is hereby amended and restated in its entirety to read as follows:


     "8.  Withdrawal of Funds.  An employee may at any time prior to the close
          -------------------
of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee."



                                    Adopted by the Board of Directors
                                    on December 9, 1996

           AMENDMENT NO. 3 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

                             OF MAPINFO CORPORATION


     The first paragraph of of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety to provide as follows:

     "The purpose of this Plan is to provide eligible employees of MapInfo Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.002 par value per share (the "Common Stock"). 300,000 shares of Common Stock in the aggregate have been approved for this purpose."


                                    Adopted by the Board of Directors
                                    on November 14, 1997

                                    Approved by the Stockholders of the
                                    Company on February 25, 1998

            AMENDMENT NO. 4 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

                             OF MAPINFO CORPORATION


     The second paragraph of Subsection 20 of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety as follows:

     "The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law."


                                    Adopted by the Board of Directors on
                                    February 11, 1998

            AMENDMENT NO. 5 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

                             OF MAPINFO CORPORATION


     The first paragraph of the 1993 Employee Stock Purchase Plan (the "Plan") of MapInfo Corporation is hereby amended and restated in its entirety to provide as follows:

     "The purpose of this Plan is to provide eligible employees of MapInfo Corporation (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.002 par value per share (the "Common Stock"). 400,000 shares of Common Stock in the aggregate have been approved for this purpose."

                                    Adopted by the Board of Directors
                                    on November 13, 1998

                                                                      Appendix C
                                                                      ----------

                                     PROXY

                              MAPINFO CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               Annual Meeting of Stockholders - February 24, 1999


The undersigned, revoking all prior proxies, hereby appoint(s) John C. Cavalier and John F. Haller, or either or any of them with full power of substitution, as proxies for the undersigned to act and vote at the 1999 Annual Meeting of Stockholders of MapInfo Corporation and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.



[ SEE REVERSE ]                                                 [ SEE REVERSE ]
[     SIDE    ]   CONTINUED AND TO BE SIGNED ON REVERSE SIDE    [     SIDE    ]

[X]  Please mark
     votes as in
     this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4.


                                                                                                         For    Against   Abstain
1.  Election of Directors                                   2.  Approval of an amendment to the
    NOMINEES: Laszlo C. Bardos, John F. Burton                  Company's 1993 Director Stock
    John C. Cavalier, John F. Haller, Michael D. Marvin         Option Plan, as set forth in the
    George C. McNamee and James A. Perakis                      accompanying Proxy Statement             [_]      [_]       [_]

     For                             Withheld               3.  Approval of an amendment to the
     All                             From All                   Company's 1993 Employee Stock
   Nominees                          Nominees                   Purchase Plan, as set forth in the
                                                                accompanying Proxy Statement             [_]      [_]       [_]
     [_]                               [_]


   [_]                                                      4.  Ratification of appointment of
       --------------------------------------                   independent public accountants           [_]      [_]       [_]
       For all nominees except as noted above

                                                                Mark Here For              Mark Here If
                                                                Address Change             You Plan to
                                                                and Note At Left  [_]      Attend the Meeting  [_]

                                                            NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator trustee or guardian, please give full title as such.  If a corporation please sign in full corporate name by an authorized officer.
                                                            If a partnership, please sign in the partnership name by an authorized person.


Signature:                                Date:             Signature:                                       Date:
          -------------------------------      --------               ---------------------------------------      --------
